Exhibit 10.42

COMPASS MINERALS INTERNATIONAL, INC. 2020 INCENTIVE AWARD PLAN

PERFORMANCE STOCK UNIT AWARD GRANT NOTICE
Scorecard PSU Performance Criteria
Compass Minerals International, Inc., a Delaware corporation (the “Company”), hereby grants to the participant listed below (the “Participant”) the performance stock units (the “PSUs”) described in this Performance Stock Unit Grant Notice (this “Grant Notice”), subject to the Compass Minerals International, Inc. 2020 Incentive Award Plan (as amended from time to time the “Plan”) and the Rules, Policies and Procedures for Equity Awards Granted to Employees, effective as of October 11, 2022 (the “Rules”), each of which is incorporated into this Grant Notice by reference. Capitalized terms not specifically defined in this Grant Notice have the meanings specified in the Plan or the Rules, as applicable. In addition, the PSUs are subject to the Company’s Compensation Clawback Policy, effective as of October 2, 2023, and any successor policy thereto (the “Clawback Policy”). This Grant Notice will constitute an “Award Agreement” under the terms of the Plan.

Participant:	_______________________
Grant Date:	_______________________
Number of PSUs:	_______________________
Vesting Schedule:	Subject to achievement of the Performance Criteria set forth below, and subject to the Rules, the PSUs will vest on [to be specified in individual grant notices] ([the] [each, a] “Vesting Date”).
Dividend Equivalents:	Participant will be entitled to receive Dividend Equivalents (as such term is defined in the Plan) in accordance with the terms set forth in the Rules.
Payment:
Subject to the Rules, the Participant will receive a number of shares of Common Stock (in either certificate or book entry form) equal to the number of PSUs with respect to which the Performance Criteria have been satisfied within 60 days following [the Vesting Date] [[and vesting on such Vesting Date] (but in no event prior to the date the Compensation Committee of the Company’s Board of Directors determines the extent to which the Performance Criteria has been satisfied); provided, however, that if the Participant’s incurs a Termination of Service prior to [the] [any] Vesting Date under circumstances that entitle the Participant to payment under the Rules, then the time of payment and the number of shares that the Participant will receive will be determined in accordance with the Rules. For the avoidance of doubt, if the Participant incurs a Termination of Service on or following any Vesting Date but prior to the date the Compensation Committee of the Company’s Board of Directors determines the extent to which the Performance Criteria have been satisfied, the Participant will be eligible to receive a payment of shares of Common Stock hereunder with respect to the PSUs that became vested on such Vesting Date, to the extent earned hereunder.

Exhibit 10.42

Performance Period	Scorecard PSU Performance Criteria
[____]	The PSUs earned for the Performance Period will be based on the Company’s level of achievement of the performance metric below over the Performance Period.

	Performance Achievement Level	[____]	Percentage of Performance Stock Units Earned	Overall Metric Weighting
	[____]	[____]	[____]	[____]

The number of PSUs eligible that will vest and be earned will be equal to the sum of the Earned PSUs for each Performance Criteria set forth above. For purposes of this Grant Notice, “Earned PSUs” shall mean, with respect to each Performance Criteria set forth above, the product of (i) the Target Number of PSUs, multiplied by (ii) the Overall Metric Weighting for the Performance Criteria in question, multiplied by (iii) the Percentage of PSUs Earned for the Performance Criteria in question, as determined based on the Company’s achievement of such Performance Criteria.

If performance achievement during the Performance Period with respect to a specific Performance Criteria is less than the Threshold level, then no portion of the PSUs will become vested or earned with respect to such Performance Criteria. If performance achievement during the Performance Period exceeds the Maximum level with respect to a specific Performance Criteria, then the number of PSUs vested and earned will equal the number based on Percentage of PSUs Earned for Maximum performance with respect to such Performance Criteria.

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the Clawback Policy and the Rules. Participant has reviewed the Plan, this Grant Notice, the Clawback Policy and the Rules in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice, the Clawback Policy and the Rules. If there is any conflict between the terms and conditions of this Grant Notice and the Rules, the Rules will control. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee of the Company’s Board of Directors upon any questions arising under this Grant Notice, the Plan, the Clawback Policy and the Rules.

COMPASS MINERALS INTERNATIONAL, INC.	PARTICIPANT
By:
Name:	Participant Name:
Title: